Exhibit 99.1

Healthcare Realty Trust Incorporated
Consolidated Statements of Income
(Unaudited)

		Restated
	Year Ended December 31,

(dollars in thousands, except per share data)	2002	2001	2000

Revenues
Master lease rental income	$92,292	$92,620	$92,114
Property operating income	74,477	63,087	57,445
Straight line rent	2,588	5,561	7,223
Mortgage interest income	13,308	17,254	22,755
Interest and other income	3,407	3,766	5,094

	186,072	182,288	184,631
Expenses
General and administrative	22,229	10,108	8,737
Property operating expenses	28,554	24,183	20,031
Interest	34,195	38,110	42,995
Depreciation	39,659	38,286	36,949
Amortization	126	297	507
Provision for loss on investment	0	0	1,000

	124,763	110,984	110,219

Net income before net gain (loss) on sale of real estate properties	61,309	71,304	74,412
Net gain (loss) on sale of real estate properties	0	1,210	(668)

Income from continuing operations	61,309	72,514	73,744
Discontinued operations
Operating income from discontinued operations	5,394	7,373	6,057
Gain (loss) on sale of real estate properties	3,388	0	0

	8,782	7,373	6,057

Net income	$70,091	$79,887	$79,801

Basic earnings per common share
Income from continuing operations per common share	$1.36	$1.65	$1.70
Discontinued operations per common share	0.21	0.19	0.15

Net income per common share	$1.57	$1.84	$1.85

Diluted earnings per common share
Income from continuing operations per common share	$1.34	$1.63	$1.67
Discontinued operations per common share	0.21	0.18	0.15

Net income per common share	$1.55	$1.81	$1.82

Weighted average common shares outstanding — Basic	40,974,532	39,840,285	39,544,400

Weighted average common shares outstanding — Diluted	41,606,068	40,463,158	40,301,409

Dividend declared, per common share, during the period	$2.39	$2.31	$2.23